UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Avago Technologies Limited
(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.02 Termination of a Material Definitive Agreement.

On May 6, 2014, Avago Technologies Limited (“Avago”) completed its previously announced acquisition of LSI Corporation (“LSI”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 15, 2013 (the “Merger Agreement”), by and among Avago, LSI and the other parties named therein.

In connection with the Merger Agreement, certain subsidiaries of Avago entered into a Credit Agreement, dated as of May 6, 2014, by and among Avago Technologies Finance Pte. Ltd. (“Avago Finance”), Avago Technologies Cayman Ltd., Avago Technologies Holdings Luxembourg S.à.r.l., the lenders named therein and Deutsche Bank AG New York Branch, as administrative agent (the “2014 Credit Agreement”). Simultaneous with entering into the 2014 Credit Agreement, that certain Credit Agreement, dated as of October 28, 2013, by and among Avago Finance, Avago Technologies Holding Pte. Ltd., Avago Technologies International Sales Pte. Limited, Avago Technologies U.S. Inc., Avago Technologies General IP (Singapore) Pte. Ltd., the lenders named therein and Citicorp International Limited, as administrative agent, (the “2013 Credit Agreement”), was terminated. There were no outstanding loan borrowings under the 2013 Credit Agreement at the time of its termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 9, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer